Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIMBACH HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	46-5399422
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1251 Waterfront Place, Suite 201
Pittsburgh, Pennsylvania 15222
(Address of Principal Executive Offices) (Zip Code)

LIMBACH HOLDINGS, INC. AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Charles A. Bacon, III
Chief Executive Officer
1251 Waterfront Place, Suite 201
Pittsburgh, Pennsylvania 15222
(Name and address of agent for service)

(412) 359-2100
(Telephone number, including area code, of agent for service)

With a copy to:

Jeremiah G. Garvey
Seth Popick
Cozen O’Connor
One Oxford Centre
301 Grant Street, 41st Floor
Pittsburgh, PA 15219
(412) 620-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.0001 per share to be issued under the Amended and Restated Omnibus Incentive Plan	500,000	$6.55	$3,275,000.00	$396.93

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Common Stock that may be offered or sold pursuant to the Limbach Holdings, Inc. Amended and Restated Omnibus Incentive Plan (the “Omnibus Plan”) as a result of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The price is computed based upon the average of the high and low sales prices of the Registrant’s Common Stock on September 3, 2020, as reported on the Nasdaq Capital Market.

(3)	Represents additional shares reserved for issuance under the Omnibus Plan as of the date of this Registration Statement.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Limbach Holdings, Inc. (the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 500,000 additional shares of Common Stock, par value $0.0001 per share (“Common Stock”) under the Company’s Omnibus Plan. This Registration Statement hereby incorporates by reference the contents of the Company’s registration statements on Form S-8 filed with the SEC on June 27, 2019, (File No. 333-232407) and August 30, 2017 (File No. 333-220264). In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified in the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC by the Company pursuant to the Securities Act and the Securities Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(1)	Annual Report on Form 10-K/A filed on May 14, 2020 and Form 10-K filed on May 12, 2020 for the year ended December 31, 2019 (File Nos. 001-36541);
(2)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, filed on June 15, 2020 and June 30, 2020 filed on August 13, 2020 (File Nos. 001-36541);
(3)	Current Reports on Form 8-K filed on March 30, 2020, April 29, 2020, May 12, 2020, May 28, 2020 and July 17, 2020 (File Nos. 001-36541); and
(4)
The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-1 (File No. 333-214838) filed with the SEC on November 30, 2016, as thereafter amended, and incorporated into the Company’s Registration Statement of Form 8-A (File No. 001-36541) filed on November 15, 2016, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description
4.1
Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the SEC on July 26, 2016).

4.2
Certificate of Designation of Class A Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S Securities and Exchange Commission on July 26, 2016).

4.3
Certificate of Correction to Certificate of Designation of Class A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S Securities and Exchange Commission on August 24, 2016).

4.4	Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-195695), filed with the U.S. Securities and Exchange Commission on June 30, 2014).
*5.1	Opinion of Cozen O’Connor
*23.1	Consent of Crowe LLP
*23.2	Consent of Cozen O’Connor (contained in the opinion filed as Exhibit 5.1 hereto)
*24.1	Power of Attorney (included on signature page to this Registration Statement)
*99.1	Limbach Holdings, Inc. Amended and Restated Omnibus Incentive Plan
* Filed herewith
SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania on September 11, 2020.

LIMBACH HOLDINGS, INC.

By:	/s/ Charles A. Bacon, III
Name: Charles A. Bacon, III
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Charles A. Bacon, III, Jayme L. Brooks and S. Matthew Katz and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of this Registration Statement on Form S-9 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other document sin connection therewith, with the SEC, to sign any and all applications, registrations statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Charles A. Bacon, III	President and Chief Executive Officer and Director	September 11, 2020
Charles A. Bacon, III	(Principal Executive Officer)

/s/ Jayme L. Brooks	Chief Financial Officer	September 11, 2020
Jayme L. Brooks	(Principal Financial and Accounting Officer)

/s/ Gordon G. Pratt	Director	September 11, 2020
Gordon G. Pratt

/s/ Larry G. Swets, Jr.	Director	September 11, 2020
Larry G. Swets, Jr.

/s/ Norbert W. Young	Director	September 11, 2020
Norbert W. Young

/s/ Laurel J. Krzeminski	Director	September 11, 2020
Laurel J. Krzeminski

/s/ Michael F. McNally	Director	September 11, 2020
Michael F. McNally

	Director	September 11, 2020
Joshua S. Horowitz